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                               UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): December 10, 2004



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  Entry into a Material Definitive Agreement

On December 10, 2004, the Company granted to each of its non-employee directors, i.e., Mr. Richard S. Braddock, Gov. Martha Layne Collins, Mr. Timothy M. Donahue, Dr. Michael J. Hawley, Mr. William H. Hernandez, Mr. Durk I. Jager, Ms. Debra L. Lee, Mr. Delano E. Lewis, The Honorable Paul H. O'Neill, Dr. Hector de J. Ruiz, and Dr. Laura D'Andrea Tyson, an award of 1,500 stock options and an award of 1,500 restricted shares of the Company's common stock. These awards were made as part of the Non-Employee Director Annual Compensation for 2004.

The stock options were granted under the terms and conditions of the 2000 Omnibus Long-Term Compensation Plan at an exercise price of $31.71, the mean between the high and low price at which the Company's common stock traded on the New York Stock Exchange on December 10, 2004. The options will vest on the first anniversary of the date of grant and have a term of 10 years.

The restricted shares of the Company's common stock were also granted under the terms and conditions of the 2000 Omnibus Long-Term Compensation Plan. The restricted shares vest on the first anniversary of the date of grant. While restricted, the shares are nontransferable and are subject to forfeiture in the event of the Director's cessation of service, with certain exceptions.


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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ Richard G. Brown, Jr.
                                             -----------------------------
                                             Richard G. Brown, Jr.
                                             Controller

Date:  December 16, 2004